UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 16, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 5.02 Departure of Directors of Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Board Member

On October 16, 2007, Remington Arms Company, Inc. (“Remington”) was notified of Kurt B. Larsen’s resignation, effective immediately, from the Remington Board of Directors (the “Board).

(c)	Appointment of Certain New Officers

On October 16, 2007, Jeff Costantin accepted an offer of employment from Remington to serve as Remington’s Chief Information Officer (“CIO”). Mr. Costantin, age 47, has been an employee of Cerberus Capital Management L.P. (“Cerberus”) since 2004, serving in various information technology positions including Operations Bench Member, Acting CIO and Information Technology Separation leader. Prior to his employment with Cerberus, from 1999 to 2004 he was employed as a Senior Consultant with SBI Enteris Inc., a technology and business consulting firm. Mr. Costantin holds a B.A. degree in accounting from Rutgers College.

Mr. Costantin’s employment with Remington is on an at-will basis and is expected to begin on or before November 1, 2007. He will have an annual base salary of $260,000, which will be pro-rated as of his employment start date.  For the remainder of 2007, Mr. Costantin will be eligible to participate in Remington’s 2007 Incentive Compensation Plan (the “Incentive Plan”) at a target bonus of 90% of his annual base salary, which will be pro-rated as of his employment start date. Effective January 1, 2008, he will be eligible to participate in an annual incentive compensation plan for 2008 at a target bonus of 100% of his annual base salary.  In addition, Mr. Costantin will be eligible for certain corporate relocation expenses, which would cease upon voluntary termination or termination by Remington for cause. Mr. Costantin is also entitled to 12 months severance pay if he is terminated by Remington other than for cause or if he terminates his employment for good reason.

(e) Amendments to Compensatory Arrangements for Certain Named Executive Officers

Effective October 15, 2007, John M. Dwyer, Jr., was promoted to Senior Vice President of Brand Management and Product Development – Firearms & Ammunition. As a result of his promotion, on October 16, 2007, the Compensation Committee of the Board approved (i) a new base salary for Mr. Dwyer of $234,000 effective immediately, and (ii) an increase of Mr. Dwyer’s annual bonus target under Remington’s annual incentive compensation plan to 80% of Mr. Dwyer’s base salary.

Also on October 16, 2007, the Compensation Committee approved a new annual bonus target under the Incentive Plan for Mark A. Little, Remington’s Chief Administrative Officer. The new annual bonus target will be 100% of Mr. Little’s annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

October 22, 2007